UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[X]	Definitive Proxy Statement
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SIERRA MONITOR CORPORATION

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SIERRA MONITOR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Sierra Monitor Corporation (the “Company” or “Sierra Monitor”).  The Annual Meeting will be held on Wednesday, May 13, 2009 at 2:00 p.m., local time, at Sierra Monitor’s headquarters located at 1991 Tarob Court, Milpitas, California 95035, for the following purposes:

1.	To elect the Board of Directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified;
2.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and
3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

These items of business are more fully described in the Proxy Statement, which accompanies this Notice of Annual Meeting.  Please read the Proxy Statement carefully.

Only shareholders of record at the close of business on April 9, 2009 are entitled to vote at the Annual Meeting.  If you wish to attend the meeting to vote in person and need directions, please contact Investor Relations at 800-727-4377 or email Investor_Relations@sierramonitor.com.  This Notice, the Proxy Statement and the Annual Report on Form 10-K are first being mailed and made available to shareholders on or about April 15, 2009. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. The Proxy Statement describes the proxy voting in more detail.

By Order of the Board of Directors,

/s/ Gordon R. Arnold

Gordon R. Arnold

Secretary

Milpitas, California

April 15, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2009

The Proxy Statement and Annual Report on Form 10-K are available at www.Investor.SierraMonitor.com.

SIERRA MONITOR CORPORATION

PROXY STATEMENT FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2009

INFORMATION CONCERNING SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of Sierra Monitor Corporation (“we”, the “Company” or “Sierra Monitor”) for use at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2009, at 2:00 p.m., local time, or at any continuations, adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The Annual Meeting will be held at the Company’s headquarters located at 1991 Tarob Court, Milpitas, California 95035.

This Proxy Statement and the accompanying form of proxy are being mailed and made available on the Internet at www.Investor.SierraMonitor.com beginning on or about April 15, 2009, to shareholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2009, which includes financial statements, is being mailed with this Proxy Statement.  Shareholders may obtain a copy of this Proxy Statement, the Company’s Annual Report on Form 10-K and form of proxy, without charge, by sending a written request with such shareholder’s name and mailing address to: Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035, Attention:  Secretary, by calling the Company at 800-727-4377 or by sending an email with such stockholder’s name and mailing address to investor_relations@sierramonitor.com.  The Company will promptly deliver a Proxy Statement, Annual Report and/or proxy card upon receipt of such request.  Our Annual Report on Form 10-K and any exhibits thereto may also be obtained from the SEC website at www.sec.gov or our Company investor relations website at www.Investor.SierraMonitor.com. Our telephone number is 800-727-4377.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?

You may vote at the Annual Meeting if you owned your shares as of the close of business on April 9, 2009, which is referred to as the “Record Date.”

As of April 9, 2009, we had a total of 11,428,212 shares of Common Stock, par value $0.001 per share (the “Common Stock”) outstanding, which were held of record by 198 shareholders. As of April 9, 2009, we had no shares of preferred stock outstanding.

How many votes do I have?

On each proposal to be voted upon, you are entitled to one vote for each share of our Common Stock that you own as of the Record Date.  For the election of directors (Proposal One), shareholders may “cumulate” votes.  See the section entitled “What vote is required for the proposals?” for additional information on this procedure.

How do I vote my proxy?

If your shares of Common Stock are held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by voting by mail.

Of course, even if you vote your shares by proxy, you may also choose to come to the Annual Meeting and vote your shares in person.

To Vote by Mail

Sign and return the proxy card in the enclosed postage-paid and addressed envelope. If you received more than one proxy card, your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To Vote in Person at the Annual Meeting

If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting.

If your shares are held in the name of your broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If this is the case, and you wish to vote at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy duly completed by your broker or other nominee authorizing you to vote such shares.

How will the proxy holders vote?

If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the election of all of the directors listed in Proposal One and “FOR” ratification of appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent registered public accounting firm listed in Proposal Two.

What matters are being presented at the Annual Meeting?	We are not aware of any matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Shareholders and this Proxy Statement.
Will the proxy holders have discretionary voting power?

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you have subsequently revoked your proxy.

How can I change my vote?

If you are a holder of record and would like to change your vote, you can do so in the following ways:

•

deliver written notice of the your revocation of your proxy to our Secretary prior to the Annual Meeting;

•

deliver a properly executed, later dated proxy prior to the Annual Meeting; or

•

attend the Annual Meeting and vote in person.

Please note that your attendance at the Annual Meeting in and of itself is not enough to revoke your proxy.

If your shares are held by a broker, bank or other nominee, you must contact them in order to find out how to change your vote.

Who is paying the cost of this proxy solicitation?

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this.

What constitutes a quorum for the Annual Meeting?	The Annual Meeting will be held if a majority of our outstanding shares of Common Stock entitled to vote at the Annual Meeting are represented in person or by proxy.
What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•

“FOR” each of the nominees to the Board of Directors; and

•

“FOR” the ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

What vote is required for the proposals?

For Proposal One (Election of Directors), the nominees receiving the highest number of “FOR” votes in person or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified.  For Proposal One (Election of Directors), shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected (four) multiplied by the number of votes to which the shareholder’s shares are entitled, or a shareholder may distribute votes on the same principle as the shareholder sees fit, provided that votes may not be cast for more than four candidates.  In order to cumulate votes, a shareholder must give notice to the Company prior to the voting on Proposal One of the intention to cumulate votes.

For Proposal Two (Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009), ratification requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

How are abstentions, withheld, and broker non-votes counted?

We treat shares that are voted “WITHHELD” or “ABSTAIN” in person or by proxy as being:

•

present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

•

entitled to vote on a particular subject matter at the Annual Meeting.

Therefore, a “WITHHELD” or “ABSTAIN” vote is the same as voting against a proposal that has a required, affirmative voting threshold, such as Proposal Two, but will have no effect on Proposal One, the election of our directors, who are elected by a plurality of votes.

If you hold your Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a broker non-vote) unless you have given the broker voting instructions. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

For both Proposals One and Two, your broker is entitled to vote your shares on these matters if no instructions are received by you.

What is the deadline for receipt of shareholder proposals for the 2010 Annual Meeting?

Shareholders may present proposals for action at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC. Shareholder proposals, including nominations for the election of directors, which are intended to be presented by such shareholders at our 2010 Annual Meeting of Shareholders must be received by us no later than December 16, 2009 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition, the proxies solicited by the Board of Directors for the 2010 Annual Meeting of Shareholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if we are not provided with notice of such proposal on or prior to December 16, 2009.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors (the “Board of Directors”) is currently comprised of four members.  The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as nominees.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees listed below, each of whom is currently a director of the Company.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the shareholders may vote for any nominee who shall be designated by the current Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director.  The directors elected will hold offices until the next annual meeting of shareholders and until their successors are elected and qualified.

The names of the four nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Gordon R. Arnold	63	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company	1989
C. Richard Kramlich	73	General Partner, New Enterprise Associates – Venture Capital	1989
Jay T. Last	79	President, Hillcrest Press	1989
Robert C. Marshall	77	Principal, Selby Venture Partners	1998

Gordon R. Arnold joined Sierra Monitor Corporation, a California corporation ("Old Sierra"), in December 1979 as Operations Manager and Vice President.  He became President in 1984 and Chief Executive Officer of Old Sierra in April 1985.  In September 1989, Old Sierra merged into UMF Systems, Inc., a California corporation ("UMF"), and UMF changed its name to "Sierra Monitor Corporation."  Mr. Arnold has served as the Company's President, Chief Executive Officer and Chief Financial Officer since the merger and as the Company's Secretary since February 1993.  Mr. Arnold was also a director of Old Sierra from 1984 until the merger with UMF.

C. Richard Kramlich became a director of Old Sierra in February 1980 and became a director of the Company following the merger between Old Sierra and UMF.  Since 1978, he has been a General Partner of New Enterprise Associates, a venture capital firm.  Mr. Kramlich’s present board memberships include Zhone Technologies and a number of privately owned companies.

Jay T. Last was a director of UMF from 1977 until September 1989 and became a director of the Company following the merger between Old Sierra and UMF.  Mr. Last is the President of Hillcrest Press, a publishing company, and has been a business and technical consultant for over twenty-five years.

Robert C. Marshall has been the principal of Selby Venture Partners, a venture capital firm, since October 1997.  Mr. Marshall was President and CEO of Infogear Technology from April 1996 to October 1997.  Prior to April 1996, Mr. Marshall held senior executive management positions with Tandem Computers for more than 20 years.

Vote Required

The four nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock that are present in person or by proxy and are entitled to vote at the Annual Meeting shall be elected as directors of the Company.  Votes withheld from election of any directors are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.  Shareholders may cumulate votes in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RE-ELECTION OF THE ABOVE-NAMED DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Director Independence

Based on a review by the Board of Directors of all relevant information, the Board of Directors has determined that each of our directors and director nominees, other than Mr. Arnold, is “independent” as defined under the rules of the Nasdaq Stock Market.

Board Meetings and Committees

The Board of Directors held three meetings during the fiscal year ended December 31, 2008. The Company encourages its directors to attend the Annual Meeting.  During fiscal year 2008, each current director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.  The Board of Directors has a standing audit committee, but does not have a standing nominating or compensation committee or any other committees performing similar functions.

Audit Committee

The Audit Committee is primarily responsible for overseeing the services performed by the Company's independent registered public accounting firm and internal audit processes, evaluating the Company’s accounting policies and its system of internal controls and reviewing significant financial transactions.  The Audit Committee met three times during fiscal year 2008.  Members of the Audit Committee are Messrs. Kramlich, Last and Marshall.  The Company’s Board of Directors has previously approved and adopted an Audit Committee Charter, a copy of which may be obtained at the Company’s website at http://www.investor.sierramonitor.com/documents.cfm.

Independence; Audit Committee Financial Expert

The Company believes that all three Audit Committee members are independent directors as defined by the rules of the SEC and under the rules of the Nasdaq Stock Market. The Company’s Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee.  C. Richard Kramlich is the Company’s audit committee financial expert as defined in Item 401(e)(2) of Regulation S-B promulgated by the SEC.

Nominating Committee

The Board of Directors has no standing nominating committee nor does it have a committee performing similar functions.  Furthermore, it has no nominating committee charter.  In light of the relatively small size of the Company and because the Board of Directors consists of only four directors, the Board of Directors has determined that it is more efficient for the entire Board of Directors to consider nominees for director instead of a separate nominating committee.  The Board of Directors will continue to evaluate on an ongoing basis the desirability of a separate nominating committee, and will establish such a committee when, if at all, it deems that doing so would benefit the Company.

The Board of Directors has no formal policy with regard to the consideration of any director candidates recommended by shareholders because, in its view, a shareholder that desires to nominate a person for election to the Board of Directors may do so directly by following the requirements set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.  Nevertheless, the Board of Directors will consider candidates recommended by shareholders.  Shareholders who wish to have their recommendations considered by the Board of Directors shall direct the recommendation in writing to Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, CA 95035, Attention: Secretary.  The candidate recommended should possess the qualities that are necessary for any member of the Board of Directors, as described in the guidelines set forth below.

The guidelines of the Board of Directors for evaluating and identifying candidates for the Board of Directors, which are the same for any candidate regardless of whether the candidate was recommended by a shareholder or the Board of Directors, are as follows:

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Regular review of the current composition and size of the Board of Directors.

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Regular review of the qualifications of any candidates.  Such review may include a review solely of information provided to the Board of Directors and also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Board of Directors deems proper.

•

The Board of Directors may evaluate its performance as a whole and evaluate the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

•

The Board of Directors may consider the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors.  The Board of Directors seeks highly-qualified and experienced candidates, but presently has no stated minimum qualifications that must be met by each candidate. In evaluating the qualifications of the candidates, the Board of Directors considers many factors, including, issues of character, judgment, independence, background, expertise, diversity of experience, length of service, other commitments and the like.  The Board of Directors evaluates such factors, among others, and does not assign any particular weight or priority to any of these factors.  Also, the Board of Directors considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.  The Board of Directors believes that candidates and nominees must reflect a Board of Directors that is comprised of directors (i) a majority of whom are independent, (ii) who are of high integrity, (iii) who have qualifications that will increase the overall effectiveness of the Board of Directors and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Corporate Governance

As part of our system of corporate governance, we adopted a code of business conduct and ethics that applies to all directors, officers and employees. We posted our code of business conduct and ethics on our website at www.investor.sierramonitor.com.  We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our web site identified above. The inclusion of our web site address in this report does not include or incorporate by reference the information on our web site into this report.

Director Compensation

The following table shows for the fiscal year ended December 31, 2008, the compensation earned by our independent, non-employee directors.  Mr. Arnold, our President and Chief Executive Officer, does not receive compensation for serving on our Board of Directors.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
C. Richard Kramlich	300	-	-	-	-	-	300
Jay T. Last	300	-	-	-	-	-	300
Robert Marshall	300	-	-	-	-	-	300

(1)

All independent, non-employee directors receive a payment of $100 per board meeting.

(2)

No stock awards were granted to non-employee directors during fiscal year 2008.

(3)

No option awards were granted to non-employee directors during fiscal year 2008.

Compensation of Executive Officers

The Board of Directors has no standing compensation committee nor does it have a committee performing similar functions.  Furthermore, it has no compensation committee charter.  In light of the relatively small size of the Company, the Board of Directors has determined that it is more efficient for the Chief Executive Officer to determine and recommend the amount and form of executive and director compensation to be approved by the entire Board of Directors.  The Board of Directors will continue to evaluate on an ongoing basis the desirability of a separate compensation committee, and will establish such a committee when, if at all, it deems that doing so would benefit the Company.

With the exception of stock option grants that are approved by the Board of Directors, the Chief Executive Officer establishes executive officer target compensation each year coincident with reviews of all employees.  The two primary components of officer compensation are base salary and commissions based on the Company’s net sales.  Base salary changes are generally consistent with company wide percentage increases and are based on the Chief Executive Officer’s overall appraisal of the prior year general performance of the officer.  Performance is not measured by specific metrics.  Officer commission programs generally remain unchanged from year to year.  To avoid internal bias between product groups and to ensure commitment to the overall corporate revenue targets, commissions are paid equally paid on all sales.

Communicating with Our Directors

Shareholders may contact any or all of our directors directly by writing to them at Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, CA 95035.

Report of the Audit Committee of the Board of Directors

The material in this report shall not be deemed to be (i)“soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed incorporated by reference into any filing of Sierra Monitor Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent we specifically incorporate the report by reference into such filing.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2008 with the Company's management.

The Audit Committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP those matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T ("Communication with Audit Committees").  Squar Milner has discussed with the Audit Committee that firm's independence from management and the Company and provided the Audit Committee with the written disclosures required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 ("Communication with Audit Committees Concerning Independence").

 Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2008 be included in the Company's Annual Report on Form 10-K for fiscal year 2008.  The foregoing report is respectfully submitted by the following members of the Company's Board of Directors, who constitute the Audit Committee:

C. Richard Kramlich, Chairman

Jay T. Last

Robert C. Marshall

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner") as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2009. Squar Milner previously audited the Company’s financial statements from fiscal year 2003 through the fiscal year ended December 31, 2008.

It is expected that representatives of Squar Milner will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer any appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed for professional accounting services by Squar Milner for the fiscal years ended December 31, 2008 and 2007 are as follows:

Audit Fees

The aggregate fees billed by Squar Milner for professional services rendered for the reviews of the condensed financial statements included in the Company’s Quarterly Reports Form 10-Q for the fiscal year 2008, and for their audit of the annual financial statements for the fiscal year ended December 31, 2008, were $71,000. The aggregate fees billed by Squar Milner for professional services rendered for the reviews of the condensed financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the fiscal year 2007, and for their audit of the annual financial statements for the year ended December 31, 2007, were $66,000.

Tax Fees

There were no fees billed by Squar Milner for tax services in the fiscal years 2008 and 2007 as the Company engaged another firm for tax preparation/consulting.

Audit-Related Fees

The aggregate fees billed by Squar Milner for audit-related services in the fiscal years 2008 and 2007 were $4,500 and $4,500, respectively.

All Other Fees

During fiscal years 2008 and 2007, the Company did not engage Squar Milner to provide products or services other than those reported under the sections above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

All services, whether audit or non-audit services, performed by Squar Milner must be pre-approved by the Audit Committee.  Pre-approval must be obtained before Squar Milner performs the services but cannot be obtained more than a year before performance begins.  Approval can be for general classes of permitted services such as “annual audit services” or “tax consulting services.”  A written engagement letter, including a description of the permitted services, the dates of the engagement and the fees for such services, must be approved in accordance with these procedures before performance begins.

Percentage of Audit Fees Pre-Approved

During fiscal year 2008, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.  During fiscal year 2007, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Independence of Squar Milner

The Audit Committee has determined that the accounting advice provided by Squar Milner is compatible with maintaining Squar Milner’s independence.

Vote Required

Although shareholder ratification of Squar Milner as the Company’s independent registered public accountants is not required by law, as a matter of good corporate governance, we are requesting that our shareholders ratify the appointment.  To ratify the appointment of Squar Milner as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009, the affirmative vote of a majority of shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting is required.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

EXECUTIVE OFFICERS

The current executive officers of the Company and their ages are as follows:

Name	Age	Position(s)
Gordon R. Arnold	63	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Michael C. Farr	51	Vice President, Operations

Gordon R. Arnold joined Sierra Monitor Corporation, a California corporation (“Old Sierra”) in December 1979 as Operations Manager and Vice President.  He became President in 1984 and Chief Executive Officer in 1985.  In September 1989, Old Sierra merged into UMF, and UMF changed its name to "Sierra Monitor Corporation." Mr. Arnold has served as the Company's President, Chief Executive Officer and Chief Financial Officer since the merger and as the Company’s Secretary since February 1993. Mr. Arnold was also a director of Old Sierra from 1984 until the merger with UMF.

Michael C. Farr joined Old Sierra in December 1983 as Operations Manager.  He became Vice President, Operations in May 1986. Since the merger between Old Sierra and UMF, Mr. Farr has served as Vice President, Operations of the Company.

There are no family relationships between any of the directors or executive officers of the Company or any of the nominees referenced in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Under the SEC’s rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

The following table sets forth certain information as of April 9, 2009, regarding beneficial ownership of our Common Stock by:

•

each person who is known to us to own beneficially more than 5% of our Common Stock;

•

each director and each nominee for election as a director of Sierra Monitor;

•

each executive officer named in the Summary Compensation Table of this Proxy Statement; and

•

all of our current directors and executive officers as a group.

The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after April 9, 2009 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Five-Percent Shareholders, Directors and Executive Officers (1)	Amount and Nature of Beneficial Ownership (2)
Five-Percent Shareholders:	Number of Shares	Percent of Total Outstanding
Shires Income plc. c/o Glasgow Investment Managers Sutherland House, 149 St. Vincent Street Glasgow, Scotland G2-5DR	1,549,134	13.7%
Directors and Executive Officers:
C. Richard Kramlich (3)	2,416,850	21.1%
Jay T. Last (4)	2,038,275	18.0%
Gordon R. Arnold (5)	1,218,202	10.7%
Robert C. Marshall (6)	368,587	3.2%
Michael C. Farr (7)	175,433	1.5%
All directors and executive officers as a group (5 persons)	6,217347 (8)	54.4%

(1)

Unless otherwise indicated, the business address of each of the beneficial owners listed in this table is: c/o Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035.

(2)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)

Includes 110,000 shares held by Pamela P. Kramlich, Mr. Kramlich's wife.

(4)

Includes 14,200 shares held by Deborah R. Last, Mr. Last’s wife.

(5)

Includes 164,583 shares subject to stock options exercisable within 60 days of May 13, 2009.

(6)

Includes 100,000 shares subject to stock options exercisable within 60 days of May 13, 2009.

(7)

Includes 64,583 shares subject to stock options exercisable within 60 days of May 13, 2009.

(8)

Includes an aggregate of 329,166 shares subject to stock options exercisable within 60 days of May 13, 2009.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table shows for the fiscal years ended December 31, 2008 and 2007 the compensation of our Chief Executive Officer, the Company’s principal executive officer, and the one other most highly compensated executive officer of the Company not serving as Chief Executive Officer:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Gordon R. Arnold President, Chief Executive Officer	2008 2007	$ 93,619 $ 93,800	$ 600 $ 3,000	- $37,500	$127,819 (1) $121,097 (2)	$222,083 $255,397
Michael C. Farr Vice President, Operations	2008 2007	$108,296 $108,450	$ 600 $ 5,000	- $37,500	$ 86,304 (3) $ 80,578 (4)	$195,200 $231,528

(1)

Represents $127,034 paid in sales commissions, a $500 contribution by the Company under its 401(k) plan, and $285 life insurance premium paid in 2008.

(2)

Represents $120,394 paid in sales commissions, a $500 contribution by the Company under its 401(k) plan, and $203 life insurance premium paid in 2007.

(3)

Represents $85,519 paid in sales commissions, a $500 contribution by the Company under its 401(k) plan, and $285 life insurance premium paid in 2008.

(4)

Represents $79,875 paid in sales commissions, a $500 contribution by the Company under its 401(k) plan, and $203 life insurance premium paid in 2007.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table provides the specified information concerning the number of outstanding equity awards held by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2008.  The Company’s executive officers were not granted options during the fiscal year ended December 31, 2008.

Option Awards
	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date
Gordon Arnold (1)	100,000	-	$ 1.48	10/15/2011
Gordon Arnold (2)	50,000	-	$ 0.26	10/16/2012
Gordon Arnold (3)	10,938	14,062	$ 1.50	3/6/2017
Michael Farr (1)	25,000	-	$ 1.48	10/15/2011
Michael Farr (2)	25,000	-	$ 0.26	10/16/2012
Michael Farr (3)	10,938	14,062	$ 1.50	3/6/2017

(1)

Stock options vest ratably over a 4 year period with full vesting complete on 10/15/2006.

(2)

Stock options vest ratably over a 4 year period with full vesting complete on 10/16/2007.

(3)

Stock options vest ratably over a 4 year period with full vesting complete on 3/6/2012.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective July 29, 2009, we entered into retention agreements with certain executive officers and employees of Sierra Monitor, including our named executive officers Gordon R. Arnold, President and Chief Executive Officer, and Michael C. Farr, Vice President, Operations.  Except as may be noted below, these retention agreements have substantially the same terms and provide that in the event the executive officer’s employment with Sierra Monitor is terminated without cause, or the executive officer resigns for good reason, the executive officer will receive:

•

continued base salary (less applicable withholding taxes) for a period of six months following the date of termination; provided, however, that any such salary continuation will immediately terminate upon the executive officer’s commencement of full-time employment with another employer;

•

continuation of commission payments (less applicable withholding taxes) for a period of six months following the date of termination, each of which commission payments will be equal to the average of the commission payments received by the executive officer, if any, during the six months prior to the date of termination;

•

a pro-rata portion of target fiscal year bonus, if any (less applicable withholdings) for the fiscal year in which the executive officer’s termination of employment occurs; provided, however, that such amount will be paid only if, and to the extent, the relevant performance targets by the Company and/or the executive officer, if any, are achieved, such amount will be pro-rated for the period of time during the fiscal year that the executive officer was an employee of the Company, and such amount will be paid at the time bonuses for the completed fiscal year are paid to other employees of the Company (but in no event later than two and one-half months following the end of the Company’s fiscal year);

•

100% acceleration of all then outstanding and unvested equity awards and an extension of the post-termination exercise period for any outstanding equity awards for an additional twelve months following the date of termination; provided, however, that in no event may the outstanding equity awards be exercised beyond their original term(s) or expiration date(s); and

•

if the executive officer timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement for premiums paid for continued health benefits under COBRA for the executive (and any eligible dependents) until the earlier of (i) six months from the date of termination of the executive officer’s employment with the Company termination, (ii) the date upon which the executive (and/or any eligible dependents) otherwise becomes eligible for health benefits under similar plans, or (iii) the date on which the executive officer (and/or any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA.

Each retention agreement will terminate on the earlier to occur of the third anniversary of the effective date of the retention agreement and the date on which all of the obligations of the parties under the retention agreement have been satisfied.

In order to be eligible to receive benefits under the retention agreements, each executive officer must sign and not revoke a release of claims agreement in favor of the Company (in a form acceptable to the Company).   Each retention agreement also provides that the executive officer shall comply with a twenty-four month non-solicitation obligation and requirements of the Company’s proprietary information and inventions agreement and shall agree to not disparage the Company and its officers, directors, employees and shareholders.

Equity Compensation Plan Information

The following table summarizes information regarding the various stock-based compensation plans under which the Company was authorized to issue equity securities as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	767,000	$1.09	310,320
Equity compensation plans not approved by security holders	-	-	-
Total	767,000	$1.09	310,320

(1) Consists of the Company’s 1996 Stock Plan that expired on March 4, 2006, and the Company’s current 2006 Stock Plan.

Certain Relationships and Related Transactions

During our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than five percent of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during fiscal year 2008 to file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC.  Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 2008.  Based on the review and written representations described above, the Company believes that all other Section 16(a) reports applicable to its officers, directors and 10% shareholders were timely filed.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Sierra Monitor shareholders will be “householding” our proxy materials.  A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035, Attention:  Secretary, or call 800-727-4377.  Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gordon R. Arnold

Gordon R. Arnold

Secretary

Milpitas, California

April 15, 2009

SIERRA MONITOR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF SHAREHOLDERS

April 15, 2009

The undersigned shareholder(s) of Sierra Monitor Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 2009, and hereby appoints Mr. C. Richard Kramlich and Mr. Robert Marshall, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Shareholders of Sierra Monitor Corporation to be held on Wednesday, May 13, 2009 at 2:00 p.m., local time, at the principal offices of the Company located at 1991 Tarob Court; Milpitas, California 95035 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

ITEM 1.

 Election of Directors.

(   )

FOR all nominees listed below (except as indicated)

(   )

WITHHOLD AUTHORITY to vote for all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Gordon R. Arnold

C. Richard Kramlich

Jay T. Last

Robert C. Marshall

ITEM 2.

Proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(   ) FOR

(   ) AGAINST

(   ) ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Typed or Printed Name(s)

Signature

Signature

Title, if applicable

Type and Number of Shares owned

Dated:                                               , 2009

THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE.  PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.  IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH MUST SIGN.